UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 13, 2015

Twitter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36164	20-8913779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 Market Street, Suite 900

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 222-9670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2015, the Board of Directors (the “Board”) of Twitter, Inc. (the “Company”) appointed Omid R. Kordestani to serve as a member of the Board and as its Executive Chairman, in each case, effective as of October 13, 2015. Mr. Kordestani will serve in the class of directors whose term expires at the annual meeting of stockholders to be held in 2017. At this time, the Company does not expect Mr. Kordestani to be appointed to serve on any committee of the Board.

Mr. Kordestani, age 51, served as Senior Vice President and Chief Business Officer of Google Inc. (“Google”), a global technology company from August 2014 to August 2015 and as Google’s Senior Vice President of Global Sales and Business Development from May 1999 to April 2009. Prior to joining Google, from 1995 to 1999, Mr. Kordestani served as Vice President of Business Development at Netscape Communications Corporation, an internet software and services company. Prior to joining Netscape, he held positions in business development, product management and marketing at The 3DO Company, Go Corporation and Hewlett-Packard Company. Mr. Kordestani holds a Master of Business Administration degree from Stanford University and a Bachelor of Science degree in electrical engineering from San Jose State University.

There are no arrangements or understandings between Mr. Kordestani and any other persons pursuant to which he was selected as a member of the Board or as its Executive Chairman. There are also no family relationships between Mr. Kordestani and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company entered into a letter agreement (the “Offer Letter”) and the Company’s standard form of Change of Control and Involuntary Termination Protection Policy Participation Agreement (the “Participation Agreement”) with Mr. Kordestani, each dated October 13, 2015, establishing his compensation as Executive Chairman as summarized below.

Salary. Mr. Kordestani’s annualized salary rate will be $50,000.

Equity Compensation. In connection with his appointment, Mr. Kordestani will receive a one-time grant of options to purchase eight hundred thousand (800,000) shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the date of grant and vesting over four years as described in the Offer Letter and subject to the terms of the Company’s 2013 Equity Incentive Plan. In addition, Mr. Kordestani will receive a one-time stock award in the form of Performance-Based Restricted Stock Units (the “PRSUs”) covering four hundred thousand (400,000) shares of the Company’s common stock.  As described in the Offer Letter and subject to the terms of the 2013 Plan, the PRSUs will be eligible to vest based on the Company’s achievement of certain performance targets over each of the next four fiscal years beginning in 2016 and are subject to Mr. Kordestani’s continued service to the Company on each applicable vesting date. The Board or its Compensation Committee will set the performance targets for each performance period in advance of the end of the applicable performance period, and, in the first quarter following each completed fiscal year, determine achievement against those performance targets.

Termination of Employment and Payments. Mr. Kordestani will participate in the Company’s Change of Control and Involuntary Termination Protection Policy (the “Policy”) applicable to its executive officers, as modified by the terms of his Participation Agreement. Under this Policy, if Mr. Kordestani is involuntarily terminated for any reason (including termination by him for Good Reason) other than Cause, death or Disability on or within 12 months following a Change of Control, he would be entitled to receive severance benefits as follows: (i) a lump sum severance payment equal to 100% of his annual base salary, (ii) payment for up to 12 months of COBRA premiums to continue health insurance coverage and (iii) the acceleration of vesting of 100% of the shares underlying all unvested equity awards held by him immediately prior to such termination. If Mr. Kordestani is involuntarily terminated for any reason (including termination by him for Good Reason) other than Cause, death or Disability not in the context of a Change of Control, he would be entitled to receive severance benefits as follows: (i) a lump sum severance payment equal to 100% of his annual base salary, (ii) payment for up to six months of COBRA premiums to continue health insurance coverage and (iii) the acceleration of vesting of 12.5% of the shares underlying all unvested equity awards held by him immediately prior to such termination. In order to receive these benefits, Mr. Kordestani would be required to sign and not revoke a release of claims in connection with an involuntary termination.  Capitalized terms not defined in this Current Report on Form 8-K are defined in the Policy and Participation Agreement..

The foregoing descriptions of the Offer Letter and the Participation Agreement are qualified in their entirety by reference to the full text of the Offer Letter and the Participation Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference.

Mr. Kordestani also executed the Company’s standard form of indemnification agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement between Twitter, Inc. and Omid R. Kordestani, dated as of October 13, 2015.

10.2(1)	Twitter, Inc. Change of Control and Involuntary Termination Protection Policy.

10.3(2)	Form of Indemnification Agreement between Twitter, Inc. and each of its directors and executive officers.

(1)	Incorporated by reference to Exhibit 10.1 filed with Twitter, Inc.’s Quarterly Report on Form 10-Q (File No. 001-36164), filed with the Securities and Exchange Commission on August 11, 2014.
(2)	Incorporated by reference to Exhibit 10.1 filed with Twitter, Inc.’s Registration Statement on Form S-1 (File No. 333-191552), filed with the Securities and Exchange Commission on October 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWITTER, INC.

By:	/s/ Vijaya Gadde
Vijaya Gadde General Counsel & Secretary

Date:  October 16, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement between Twitter, Inc. and Omid R. Kordestani, dated as of October 13, 2015.

10.2(1)	Twitter, Inc. Change of Control and Involuntary Termination Protection Policy.

10.3(2)	Form of Indemnification Agreement between Twitter, Inc. and each of its directors and executive officers.

(1)	Incorporated by reference to Exhibit 10.1 filed with Twitter, Inc.’s Quarterly Report on Form 10-Q (File No. 001-36164), filed with the Securities and Exchange Commission on August 11, 2014.
(2)	Incorporated by reference to Exhibit 10.1 filed with Twitter, Inc.’s Registration Statement on Form S-1 (File No. 333-191552), filed with the Securities and Exchange Commission on October 3, 2013.